Exhibit 99.1

IP Strategy Announces Transition to Custodied Long-Term Validator Staking; Anticipates Yield Increasing by Nearly 150%

Gig Harbor, WA – December 4, 2025 – IP Strategy (Nasdaq: IPST) (the “Company”), the first Nasdaq-listed digital asset treasury (DAT) centered on the $IP token, today announced a major advancement in its validator operations to significantly expand is on-chain revenue engine: the initiation of long-term self-staking under custodial accounts at Crypto.com.

The transition to long-term staking on the Company’s validator is expected to increase overall yields to approximately 11.72%, more than doubling the returns previously earned through flexible staking. The validator upgrade also enables the Company to stake up to an additional 10.7 million $IP tokens (approximately 20% of its treasury) that are currently unstaked. Moving these $IP tokens into long-term staking and raising the yield on staked assets to approximately 11.72% represents a potential 150% uplift in total validator earnings, expected to be achieved without any material increase in operating costs. The Company owns a total of 53.2 million $IP tokens and expects to transition most of them to its new custodied validator system by early Q1 2026.

Today’s announcement furthers IP Strategy’s overall business momentum, which includes (1) the launch of its in-house validator (October 2025), (2) IP Strategy’s partnership with Crypto.com to provide institutional-grade custody and validator support (November 2025), and (3) IP Strategy’s monthly publications detailing validator performance (November 2025).

In the Company’s 2025 third quarter 10-Q filing, it reported gross margins of 97.2% from its crypto and related business. Increasing potential yield by up to 150% without adding significant new operational costs is expected to increase gross margins for this segment even further.

Successful Transition of Previously Unstaked $IP Tokens Begins; First 1 Million $IP Tokens Moved to Long-Term Staking

Under the new custody and validator system supported by Crypto.com, IP Strategy has begun transitioning a portion of its 10.7 million previously unstaked $IP tokens into long-term staking arrangements.

As an initial step, 1 million of IPST’s previously unstaked $IP tokens were migrated into long-term staking on December 2, 2025, marking the first phase of this transition. In anticipation of this new validation system, these $IP tokens were previously sitting idle and not yet generating yield.

●	Expected new long-term staking yield: ~11.72%

●	Prior blended flexible yield: ~5.86%

●	Potential impact: Up to 150% increase in anticipated annualized $IP token earnings once all currently staked and all unstaked $IP tokens are migrated without any significant additional operational expenses expected to be added.

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The Company expects this shift to materially enhance validator economics and support its recurring, high-margin revenue model. IP Strategy plans to provide further updates as part of its monthly validator report.

“This milestone marks the beginning of the next phase of our validator growth strategy,” said Seung Yoon “SY” Lee, CEO and Co-founder of PIP Labs, Chairman of the IP Strategy Advisory Board, and original creator of the Story IP protocol. “Roughly 20% of IP Strategy’s locked $IP tokens were previously un-staked while we worked to optimize this custody and validator relationship. With the infrastructure now in place, we are initiating long-term staking and expect our overall validator yield to increase to approximately 11.72%, with overall yield earnings to increase up to 150% after full implementation, without adding any significant costs to the operation. This represents a step-change higher in annual earning potential and demonstrates continued execution against the strategic roadmap we presented during our November 2025 Investor Day.”

Validator Rollout Schedule

This latest announcement builds on a series of validator-related milestones that demonstrate the speed with which the IP Strategy team has been working to launch its validator enterprise and to optimize yield, as follows:

●	Sep 2025: Launch of in-house Story validator infrastructure

●	Oct 2025: Establishment of validator as new revenue line

●	Nov 2025: Partnership with Crypto.com for custody and validator support

●	Dec 2025: Custodied validator set up at Crypto.com and start of migration of $IP tokens to increase yield under long-term staking contracts

About IP Strategy

IP Strategy (Nasdaq: IPST) is the first Nasdaq-listed company to hold $IP tokens as a primary reserve asset and also operate a revenue-generating validator for the Story network. The Company provides public market investors with broad exposure to the $80 trillion programmable intellectual property economy in a regulated equity format. IP Strategy’s treasury reserve of $IP tokens provides direct participation in the Story ecosystem, which enables on-chain registration, licensing, and monetization of intellectual property.

Heritage Distilling Holding Company, Inc. is the registered corporate name of IP Strategy.

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About Story

Story is the AI-native blockchain network powering the $IP token and making intellectual property programmable, traceable, and monetizable in real time. Backed by $136 million from a16z crypto, Polychain Capital, and Samsung Ventures, Story launched its mainnet in February 2025 and has rapidly become a leading infrastructure for tokenized intellectual property. Story allows creators and enterprises to turn media, data, and AI-generated content into legally enforceable digital assets with embedded rights, enabling automated licensing and new markets for intellectual property across AI and entertainment.

Forward-Looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, but are not limited to, the Company’s expectation that it will stake additional $IP tokens,the expected timing for staking additional $IP tokens, the potential for the Company’s long-term staking to enhance validator economics and support the Company’s recurring, high-margin revenue model, the expected profitability and gross margins for the Company’s validator business, the expected yield for the Company’s staked $IP tokens, the expected operational costs associated with the Company’s staking activities,the total amount of the Company’s $IP tokens that will be staked or that will remain staked, potential annualized revenues and estimated fixed costs for the Company’s validator business, the future expansion of the Company’s validator and staking activities, and the Company’s plans to provide further updates as part of its monthly validator report.

Any forward-looking statements in this press release are based on IP Strategy’s current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the Company’s digital asset treasury strategy and validator operations, the value of $IP tokens and $IP token price volatility, the legal, commercial, regulatory and technical uncertainty regarding digital assets generally, the treatment of crypto assets for U.S. and foreign tax purposes, expectations with respect to future performance, growth and anticipated acquisitions, any correlation between the Company’s stock price and the price of $IP tokens, the Company’s yield and capital management strategies and $IP’s potential. These and other risks concerning IP Strategy’s programs and operations are described in additional detail in its registration statement on Form S-1 initially filed with the SEC on August 26, 2025, as amended, its latest annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and any other subsequent filings with the SEC, as well as the supplemental risk factors included in Addendum A to the form of Subscription Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 11, 2025. IP Strategy explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

In addition, the estimated amount of $IP tokens to be generated annually through validator and staking activities, the estimated yield, the illustrative potential annualized revenues and the estimated fixed costs basis and estimated gross margins presented herein are provided solely for illustrative purposes and not a guarantee or forecast of future results. These estimates are dependent on a number of factors, any or all of which would change any actual results or gross revenues that may be realized, including but not limited to $IP token price volatility, staking participation, validator up-time, the number of other validators or staked $IP tokens the Company competes with in the network, the overall demand for validating services of the $IP token, the overall demand and operational dynamics of the Story $IP token blockchain, other network and market dynamics and any changes to the accounting analysis or accounting treatment for $IP tokens and $IP token rewards.

Investor Contact

(800) 595-3550

ir@ipstrategy.co

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